                                                                    Exhibit 20.2

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A
                              Reserve Fund Trust
                       Statement To Certificateholders

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                                                     DISTRIBUTIONS IN DOLLARS
                                    PRIOR                                                                             CURRENT
               ORIGINAL            PRINCIPAL                                               REALIZED     DEFERRED      PRINCIPAL
CLASS         FACE VALUE            BALANCE      INTEREST         PRINCIPAL       TOTAL     LOSSES      INTEREST       BALANCE
- - -----------------------------------------------------------------------------------------------------------------------------------
 A             0.00                 0.00          0.00              0.00           0.00       0.00          0.00        0.00
 B             0.00                 0.00          0.00              0.00           0.00       0.00          0.00        0.00





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TOTALS         0.00                 0.00          0.00              0.00            0.00      0.00          0.00        0.00
- - -----------------------------------------------------------------------------------------------------------------------------------


- - -----------------------------------------------------------------------------------------------------------------------------------
                          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH
                                  PRIOR                                                  CURRENT                 RATES
                                 PRINCIPAL                                              PRINCIPAL
 CLASS       CUSIP               BALANCE       INTEREST       PRINCIPAL     TOTAL        BALANCE        CURRENT            NEXT
- - -----------------------------------------------------------------------------------------------------------------------------------
 A                               0.000000      0.000000       0.000000      0.000000     0.000000       0.000000%       0.000000%
 B                               0.000000      0.000000       0.000000      0.000000     0.000000       0.000000%       0.000000%





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SELLER:                            UCFC Acceptance Corporation              ADMINISTRATOR:                      Vince Valdes
SERVICER:                     United Companies Lending Corporation                                          Bankers Trust Company
LEAD UNDERWRITER:                  UCFC Acceptance Corporation                                                 3 Park Plaza
RECORD DATE:                           May 31, 1996                                                           Irvine, CA 92714
DISTRIBUTION DATE:                     June 17, 1996                              FACTOR INFORMATION:           (800) 735-7777
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
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